UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Wednesday, March 29, 2006, Husker Ag, LLC, a Nebraska limited liability company (“Husker Ag”), issued a press release announcing that its Board of Directors approved, subject to certain conditions, a rights offering to the existing members. A rights offering is an offering to the existing members of Husker Ag of a right to subscribe to newly issued membership units on a pro rata basis, based on the member’s percentage ownership interest in Husker Ag. A copy of the press release is attached to this report as Exhibit 99.1.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report and the exhibit hereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the ability of the company to reach definitive agreements with third parties on terms satisfactory to the company, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the company’s filing with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. The company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Neither this report nor the exhibit hereto constitutes an offer to sell or the solicitation of an offer to buy Husker Ag membership units, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, and is issued pursuant to Rule 135 under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 29, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: March 29, 2006	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board